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                                  EXHIBIT 10.45
           LEASE AGREEMENT DATED OCTOBER 15, 1999 BETWEEN THE COMPANY AND BIRTCHER CORNERSTONE, L.P., A DELAWARE LIMITED PARTNERSHIP


                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET


1.  BASIC PROVISIONS ("BASIC PROVISIONS").

         1.1 Parties: This Lease ("Lease"), dated for reference purposes only, October 15, 1999, is made by and between Birtcher Cornerstone, L.P., a Delaware Limited partnership ("Lessor") and ENCAD, INC., a Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

         1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 6059 and 5959 Cornerstone Court West, San Diego (APNs 341-370-18 & 341-370-19), located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) two (2) two-story high-tech R&D/office buildings containing approximately 97,945 square feet as follows: 6059 Cornerstone Court West - approx. 50,600 square feet; and 5959 Cornerstone Court West - approx. 47,345 square feet ("Premises"). (See also Paragraph 2)

         1.3 Term: Seven (7) years and zero (0) months ("Original Term") commencing per Paragraph 59 ("Commencement Date") and ending per Paragraph 59 ("Expiration Date"). (See also Paragraph 3)

         1.4 Early Possession: N/A ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

         1.5 Base Rent: $101,862.80 per month ("Base Rent") subject to the increase and as increased in accordance with Paragraph 51, payable on the Commencement Date and thereafter on the first (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4)

/X/ If this box is checked, there are provisions in this Lease for the Base
    Rent to be adjusted.

         1.6 Base Rent Paid Upon Execution: $0 as Base Rent for the period.

         1.7 Security Deposit: See Paragraph 53.

         1.8 Agreed Use: Design, research, warehousing and manufacturing of high technology products and/or general office uses, but subject to Applicable Requirements. (See also Paragraph 6)

         1.9 Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

         1.10 [Intentionally Omitted]

         1.11 [Intentionally Omitted]

         1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 60 and Exhibits "A", "B" and "C", all of which constitute a part of this Lease.

2.  PREMISES.  (See also Paragraph 50)

         2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less

         2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

         2.3 Compliance. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises doe not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

                  (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof.

                  (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice


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that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and bring an action against Lessor to recover the same, together with Interest.

                  (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

         2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

         2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work. In this regard, Lessee acknowledges and agrees that (i) Lessee is fully responsible and liable for obtaining any and all building permits required for improvements in, to, on and/or about the Premises as the same exist as of the Commencement Date and shall obtain and deliver them to Landlord within sixty (60) days thereafter,
(ii) Lessee shall bring the Premises into compliance with Applicable Requirements and obtain final Certificates of Occupancy therefore within one-hundred twenty (120) days of the Commencement Date, and (iii) Lessee shall indemnify, defend and hold Lessor free and harmless of, from and against any and all claims, demands, losses, liabilities, damages, fees, penalties, costs and/or expenses, including without limitation reasonable attorneys fees, arising out of, resulting from or incurred in connection with the Premises not having required licenses, permits or Certificates of Occupancy as of the Commencement Date or the Premises not being in compliance with Applicable Requirements as of the Commencement Date.

3.  TERM.

         3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

         3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

         3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty
(60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

         3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.  RENT.  (See also Paragraphs 51 and 52)

         4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

         4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in Paragraph 13.6(b) of this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5.  [INTENTIONALLY OMITTED]

6.  USE.

         6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

         6.2 Hazardous Substances.

                  (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, as well as any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use transportation, or disposal of a Hazardous Substance that requires a permit


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from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

                  (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

                  (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

                  (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. NO TERMINATION, CANCELLATION OR RELEASE AGREEMENT ENTERED INTO BY LESSOR AND LESSEE SHALL RELEASE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS SPECIFICALLY SO AGREED BY LESSOR IN WRITING AT THE TIME OF SUCH AGREEMENT.

                  (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

                  (f) Investigations and Remediations. As a result of, among other things, Lessee's previous ownership, occupancy and/or use of the Premises, Lessee shall have and retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date. Additionally, if such remediation measure is required as a result of Lessee's use (including Alterations", as defined in Paragraph 7.3(a) below) of the Premises (whether before, on or after the Start Date), Lessee shall also be responsible for the same. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out investigative, monitoring and remedial responsibilities.

                  (g) Lessor Termination Open. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefore (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.23(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

         6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the commercially reasonable cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.  MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
    ALTERATIONS.

         7.1 Lessee's Obligations. (See also Paragraphs 52 and 54)

                  (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), as modified by Paragraph 2.5, Paragraph 2.3 (Compliance), as modified by Paragraph 2.5, Paragraph 6.3 (Lessee's Compliance with Applicable Requirements), Paragraph 7.2 (Lessor's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), as well as Paragraphs 52 and 54, Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of


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the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such reapirs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

                  (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers, (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if it is required by Lessor and commercially reasonable to impose such requirement.

                  (c) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including, that is, plus, interest on the unamortized balance at the lesser of ten percent (10%) per annum or the maximum legal rate, with Lessee reserving the right to prepay its obligation at any time.

         7.2 Lessor's Obligations. Subject to the provisions of Paragraph 2.2 (Condition), as modified by Paragraph 2.5, Paragraph 2.3 (Compliance), as modified by Paragraph 2.5, Paragraph 7.1(c), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation) and except as is otherwise specifically provided in this Lease, it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair or the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

         7.3 Utility Installations; Trade Fixtures; Alterations.

                  (a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessee may, however, make non structural Alterations and/or non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year; provided, however, that in no event shall Lessor's consent be required to recarpet or paint the interior of the building(s) at the Premises.

                  (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $10,000, Lessor many condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

                  (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non- responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and on-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's reasonable attorneys' fees and costs.

         7.4 Ownership; Removal; Surrender; and Restoration.

                  (a) Ownership. All Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.

                  (b) Removal. All Lessee Owned Alterations or Utility Installations shall be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

                  (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.  INSURANCE; INDEMNITY.

         8.1 Payment for Insurance. Lessee shall pay (or reimburse Lessor, as appropriate) for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy period commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of any invoice.

         8.2 Liability Insurance.

                  (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an " Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an 'insured contract' for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                  (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

         8.3 Property Insurance - Building, Improvements and Rental Value.

                  (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alternations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood and/or earthquake if desired by Lessor or required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

                  (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

                  (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

         8.4 Lessee's Property/Business Interruption Insurance.

                  (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

                  (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

                  (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

         8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-X, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

         8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

         8.7 Indemnity. Except for Lessor's negligence or greater fault (to the extent, but only to the extent, such negligence or greater fault is not covered by insurance Lessee maintains or would not have been covered by such insurance if Lessee had maintained all insurance required to be obtained and maintained by Lessee hereunder), Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessee's indemnity and other obligations, liabilities and duties under this paragraph shall survive the expiration or termination of this Lease.

         8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom (i) resulting from Lessee's breach of or default or failure to perform under this Lease or (ii) which is covered by insurance Lessee maintains or which would have been covered by such insurance if Lessee had maintained all insurance required to be obtained and maintained by Lessee hereunder.

9.  DAMAGE OR DESTRUCTION.

         9.1 Definitions.

                  (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                  (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                  (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                  (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

                  (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

         9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within thirty (30) days following receipt of written notice of such shortage and request therefore. If Lessor receives said funds or adequate assurance thereof within said thirty (30) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate sixty (60) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor or knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In the event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

         9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

         9.5 [Intentionally omitted]

         9.6 Abatement of Rent; Lessee's Remedies.

                  (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

         9.7 Termination - Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an adjustment, on a per diem basis, shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

         9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. REAL PROPERTY TAXES.

         10.1 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing the Premises, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

         10.2 .

                  (a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. In the event that Lessee does not receive the original or a copy of the bill for the Real Property Taxes directly from the taxing authority, Lessor shall promptly furnish Lessee with the same. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefore upon demand.

                  (b) Advance Payment. In the event (i) Lessee incurs a late charge on any Rent payment other than Real Property Taxes twice or more in any twelve (12) month period or (ii) Lessee incurs or there is otherwise charged a late charge, fee or delinquency with respect to Real Property Taxes, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest.

         10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

         10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alteration, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall reimburse Lessor, if previously paid by Lessor, or pay directly to the taxing authority the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12. ASSIGNMENT AND SUBLETTING.

         12.1 Lessor's Consent Required.

                  (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, however, but subject to the terms and provisions of Paragraph 12.2 (except Paragraph 12.2(e) thereof), it is expressly understood and agreed that Lessee may assign, or transfer by operation of law, its entire interest in this Lease and all of its rights hereunder (including, without limitation, the Extension Option set forth in Paragraph 56 of this Lease) to a "successor corporation" of Lessee or to a "parent," "subsidiary" or "affiliate" of Lessee, as such terms are hereinafter defined, without Lessor's prior written consent, provided that this Lease is in full force and effect. A "successor corporation" as used in this Paragraph shall mean (i) a corporation to which or with which Lessee is merged or consolidated in accordance with applicable statutory provisions for the merger or consolidation of corporations or (ii) a corporation to which all or substantially all of Lessee's assets are transferred, provided that, in either case, by operation of law or by agreements with Lessor in a commercially reasonable form, the terms, covenants and conditions of this Lease to be performed by Lessee are assumed by the corporation to which this Lease is assigned or transferred. A "parent" shall be deemed an entity owning Lessee, either directly or indirectly; a "subsidiary" shall be deemed an entity owned by Lessee, either directly or indirectly; and an "affiliate" shall be deemed an entity having substantially the same ownership as Lessee.

                  (b) Subject to the provisos set forth (i) in the second sentence of Paragraph 12.1(a) and (ii) after the colon in the first sentence of Paragraph 12.1(c), including without limitation that portion of said proviso set forth after the semicolon in such first sentence, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

                  (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent, subject, however, to the following: Lessor acknowledges that Lessee has advised Lessor that Lessee is a "publicly traded stock company" and, therefore, Lessor shall not have the right to withhold its consent to an assignment resulting solely from the transfer of the publicly traded stock of Lessor in the normal course of business; and this shall be so notwithstanding the fact that such a transfer may occur in connection with a merger. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

                  (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

                  (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

         12.2 Terms and Conditions Applicable to Assignment. (See also Paragraph
55)

                  (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

                  (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

                  (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

                  (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

                  (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

                  (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

         12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions (as well as those set forth in Paragraph 55) shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

                  (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

                  (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

                  (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                  (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. DEFAULT; BREACH; REMEDIES.

         13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this lease. A "Breach" is defined as the occurrence of one or more of the following Defaualts, and the failure of Lessee to cure such Default within any applicable grace period:

                  (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

                  (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three
(3) business days following written notice to Lessee.

                  (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

                  (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                  (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors;
(ii) becoming a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                  (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

                  (g) If the performance of Lessee's obligations under this Lease is guarantee: (i) the death of a Guarantor; (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor's refusal to honor the guaranty; or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

         13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice or such longer period as is reasonably required, if ten (10) days is insufficient but Lessee commences performance within such period and, thereafter, diligently prosecutes such performance to completion (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor, including a commercially reasonable management fee, shall be due and payable by Lessee upon receipt of invoice therefor; the parties acknowledge and agree that, so long as the management fee charged in, for or during any one (1) month period, does not exceed the lesser of (i) ten percent (10%) of such costs and expenses exclusive of such management fee or (ii) one and one-half percent (1.5%) of the then current monthly Base Rent, such management fee shall be deemed commercially reasonable (see also Paragraph 52). If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                  (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

                  (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

         13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4. Additionally, except as otherwise specifically provided herein, Interest shall also be due with respect to any monetary payment due Lessee hereunder not received by Lessee hereunder within thirty (30) days following the date on which it was due; in such case, Interest will accrue from the thirty-first (31st) day after said due date.

         13.6 Breach by Lessor.

                  (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty

(30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

                  (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to one month's Base Rent, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. [INTENTIONALLY OMITTED]

16. ESTOPPEL CERTIFICATES.  (See also Paragraph 60)

                  (a) Lessee shall within ten (10) days after written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by Lessor.

                  (b) If Lessee shall fail to execute or deliver the Estoppel Certificate within such ten day period, Lessor may execute an Estoppel Certificate stating and/or Lessee shall be deemed to have certified that: (i) the Lease is in full force and effect without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor's performance, and (iii) Lessor's Estoppel Certificate and/or Lessee's certification, and Lessee shall be estopped from denying the truth of the facts contained in said Certificate or such certification. This Paragraph 16(b) shall not limit Lessor's other rights and remedies as provided by this Lease or otherwise.

                  (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined Paragraph 6 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. NOTICES.

         23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by overnight, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

         23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Lessee shall, upon request of Lessor, execute, acknowledge and deliver to Lessor a short form memorandum of this Lease for recording purposes. Lessor shall be responsible for payment of any recording fees applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred twenty-five percent (125%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

         30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (iii) be bound by prepayment of more than one (1) month's rent.

         30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender for the benefit of Lessee which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

         30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein and such other agreements as Lender shall reasonably request.

31. ATTORNEYS' FEES. If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereof, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by judgment or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonable incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach; provided, however, Lessee shall be entitled to contest such fees, costs and expenses to the extent there is not a Default.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times (with reasonable prior notice to Lessee) for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary; provided, however, that Lessor shall limit its access to the Premises, for the purposes of showing the same to prospective lessees, to the last nine (9) months of the term of this Lease and other commercially reasonable times (i.e., when Lessee is in default and/or Lessor is showing the Premises as a part of its effort to mitigate damages caused by Lessee). All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except for (i) existing signs at sign locations which both (a) pre-date the Start Date and (b) comply with all Applicable Requirements and (ii) ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37. [INTENTIONALLY OMITTED]

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. OPTIONS.

         39.1 Definition. "Option" shall mean: the right to extend the term of this Lease as set forth in Paragraph 56.

         39.2 Options Personal to Original Lessee. Each Option granted to Lessee in this Lease is, except as provided in the second sentence of Paragraph 12.1(a), personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

         39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

         39.4 Effect of Default on Options.

                  (a) Lessee shall have no right to exercise an Option: (i) during the period commending with the giving of any notice of Default (so long as, in fact, there is or was such a Default) and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default (so long as, in fact, such Defaults occurred), whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

                  (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                  (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default (so long as, in fact, such Defaults occurred) during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. MULTIPLE BUILDINGS. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATION. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay plus interest from the thirty-first (31st) day after payment "under protest," in accordance with Paragraph 13.5.

44. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty
(30) days after request, deliver to the other Party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If not more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease / / is /X/ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.



ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVISE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Executed at:                                                     Executed at:
On:                                                              On:
By LESSOR                                                        By LESSEE:
BIRTCHER CORNERSTONE, L.P.,                                      ENCAD, INC.,
a Delaware limited partnership                                   a Delaware limited partnership

By:             Birtcher Cornerstone GP L.L.C.,                  By:            /s/ Thomas L. Green
                a Delaware limited liability company,                           -------------------
                General Partner                                  Name Printed:  Thomas L. Green
                                                                 Title:         V.P.

By:             Birtcher ENCAD L.L.C.,                           By:            /s/   T.W. Schmidt
                a Delaware limited liability company,                           ------------------
                its sole Member                                  Name Printed:  T.W. Schmidt
                                                                 Title:         V.P. & C.F.O.
                                                                 Address:       6059 Cornerstone Court, West, San Diego
By:             /s/  Robert M. Anderson                                         CA 92121-3734;  Attn: General Co
                -----------------------                          Telephone:     (858) 452-0882
Name Printed:   Robert M. Anderson,                              Facsimile:     858-452-0991
Title:          Member                                           Federal ID No.:95-3672088
Address:        27611 La Paz Road
                Laguna Niguel, CA 92677
Telephone:      (949) 643-7700
Facsimile:      (949) 643-7755
Federal ID No.: 52-2200583


                                    ADDENDUM

Addendum to that certain Lease dated October 15, 1999, by and between BIRTCHER CORNERSTONE, L.P., a Delaware limited partnership, as Lessor, and ENCAD, INC., a Delaware corporation, as Lessee, for that certain property commonly known as 6059 and 5959 Cornerstone Court, West in the City of San Diego, County of San Diego, State of California (i.e., the Premises).

This Addendum is incorporated into the Lease. If there is a conflict between the Lease (exclusive of this Addendum) and this Addendum, this Addendum shall control. Defined terms in this Addendum are indicated by initial capital letters. Except as otherwise provided in this Addendum, defined terms herein shall have the same meaning as such terms have in the body of the Lease (i.e., Paragraphs 1-49, inclusive, of the Lease).

50.      ADDITIONAL TERMS RELATING TO THE PREMISES:

         50.1 VEHICLE PARKING. Lessee shall, in accordance with the terms of this Lease, in general, and this Paragraph 50, in particular, as well as all Applicable Requirements, be entitled to use those portions of the Common Areas designated for parking. In the event Lessee (including any permitted sublessee or assignee) occupies less than one-hundred percent (100%) of the Premises and the Premises is or may become a multi-tenant facility, Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 50.4; provided, however, that, so long as Lessee (including any permitted sublessee or assignee) occupies one-hundred percent (100%) of at least one (1) of the two (2) buildings at the Premises, such Rules and Regulations shall not apply to that portion of the Common Areas which are located exclusively on the parcel with respect to which Lessee continues its one-hundred percent (100%) occupancy. Lessee shall not service or store any vehicles in the Common Areas.

         50.2 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Building and within the exterior boundary line of the Premises and that are provided from time to time for the general use of Lessor and Lessee and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas. Except as is otherwise specifically provided in this Lease, there shall be no cost to Lessee for Lessee's parking usage during the term of this Lease.

         50.3 COMMON AREAS - LESSEE'S RIGHTS. So long as Lessee leases 100% of the Premises, Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the exclusive right to use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any commercially reasonable rules and regulations or restrictions governing the use of the Project. Lessee's rights hereunder shall be reduced, prorata (based upon square footage leased), to the extent other tenants lease any portion of the Premises.

         50.4 COMMON AREAS - RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the right, from time to time, to establish, modify, amend and enforce commercially reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other tenants of the Premises, if and when there are any such other tenants, and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants. However, Lessor shall use good faith reasonable efforts to apply and enforce the Rules and Regulations the same as to all tenants.

         50.5 COMMON AREAS - CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

                  a) If the Premises is or may become a multi-tenant facility, to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

                  b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                  c) If the Premises is or may become a multi-tenant facility, to add additional buildings and improvements to the Common Areas; provided, however, that so long as Lessee (including any permitted sublessee or assignee) occupies one-hundred percent (100%) of at least one (1) of the two (2) buildings at the Premises, such additional buildings and improvements to the Common Areas shall only be added with respect to that portion of such Common Areas which are located exclusively upon the parcel where such one-hundred percent (100%) occupancy does not exist;

                  d) To use the Common Areas while engaged in making improvements, repairs or alterations to the Premises, or any portion thereof;

                  e) To make any legally required changes in, to or with respect to the Common Areas and Premises;

                  f) To do and perform such other acts and make such other reasonably desired changes in, to or with respect to the Common Areas and Premises as Lessor may, in the exercise of sound business judgment, deem to be appropriate; provided, however, that, so long as Lessee (including any permitted sublessee or assignee) occupies one-hundred percent (100%) of at least one (1) of the two (2) buildings at the Premises, such changes may not materially interfere with Lessee's business conducted (i) in the building which continues to be one-hundred percent (100%) occupied or (ii) in the Common Areas which are located exclusively on the parcel where such one-hundred percent (100%) occupancy exists.

51. BASE RENT ADJUSTMENT: The Base Rent described in Basic Provisions (i.e., Paragraph 1.5) and Paragraph 4 of the Lease shall be the amounts shown below for the periods shown below:


          Period                   Months                          Rent
          ------                   ------                          ----
            1                       1-12                     $101,862.80/month
            2                       13-24                    $110,677.85/month
            3                       25-36                    $118,513.45/month
            4                       37-48                    $122,431.25/month
            5                       49-60                    $127,328.50*/month
            6                       61-72                    $131,246.30/month
            7                       73-84                    $135,164.10/month



         *Notwithstanding the foregoing, at the commencement of Month 49, the Base Rent shall be increased to (i) the stipulated amount (as set forth in the appropriate line of the appropriate column above) or (ii) the Base Rent for Month 36, plus the increase in the Consumer Price Index from Months 25 through 48, whichever is greater. Thereafter, the rental rates shall be increased (i) as stipulated or (ii) by three percent (3%) each period, whichever is greater. The term "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers U.S. City Average, All Items (Base Years 1982-1984=100), published by the United States Department of Labor, Bureau of Labor Statistics for the months indicated hereinabove. Lessor shall calculate the amount of any increase in Base Rent after the United States Department of Labor publishes the statistics on which the amount of the increase may be based. Lessor shall give written notice of the amount of the increase. Lessee shall pay this amount, together with the monthly Base Rent next becoming due under this Lease, and shall thereafter pay the monthly Base Rent under this Lease at the increased rate, which shall constitute the Base Rent until any subsequent increase. Lessor's failure to make the required calculations promptly shall not be considered a waiver of Lessor's right to adjust the monthly Base Rent due, nor shall it affect Lessee's obligation to pay the increased Base Rent. If the Consumer Price Index is changed so that the Base Year(s) differ(s) from that in effect on the Commencement Date, the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is discontinued or revised during the term of this Lease, the government index of computation with which it is replaced shall be used to obtain substantially the same result as if the Consumer Price Index has not been discontinued.

52. OPERATING EXPENSES: Except as is otherwise specifically provided in this Lease, it is intended by the parties that, in accordance with Paragraph 7.2 of this Lease, Lessor shall have no obligation, in any manner whatsoever, to repair or maintain the Premises and, therefore, there shall be no Operating Expenses to be reimbursed pursuant to this Paragraph 52. However, (i) in the event that Lessee shall fail to perform any of its affirmative duties or obligations under Paragraph
         7.1 or any other provision of this Lease relating to the maintenance and/or repair of the Premises or keeping the same in good order, condition and repair, within ten (10) days after written notice (or such longer period as is reasonably required, if ten (10) days is insufficient, so long as Lessee commences performance within such ten
         (10) day period and, thereafter, diligently prosecute such performance to completion), three (3) or more times within any twelve (12) month period during the term of this Lease, or (ii), subject to the terms and provisions of Paragraph 52.5, in the event that Lessee (including any permitted sublessee or assignee) occupies less than one-hundred percent (100%) of the Premises, then Lessor may, at its option, elect, at any time thereafter in a written notice directed to Lessee, to perform such duties or obligations (or such portion(s) of them as Lessor shall elect) on Lessee's behalf until further notice (as provided in Paragraph 52.2) or the expiration or termination of this Lease, whichever shall occur first, and in such event the cost and expense of any such performance by Lessor shall, if Lessor so elects, be reimbursed as follows rather than pursuant to Paragraph 13.2 of the Lease or otherwise: Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, one hundred percent (100%) of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

         52.1 "OPERATING EXPENSES" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and/or operation of the Premises which costs and expenses would not have been incurred had Lessee performed and/or continued to perform its obligations under this Lease with respect to the operations, maintenance and repair of the Premises and the payment of and/or for insurance, taxes and utilities, including, but not limited to, those set forth Paragraphs 7.1, 8, 10 and 54. Operating Expenses shall also include a property management fee consistent with Paragraph 13.2.


         52.2 The inclusion of the improvements, facilities and services set forth in Paragraph 52.1 shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services; in fact, in any event, Lessor's right to perform or provide any of such improvements, facilities and/or services shall be elective (e.g., after Lessee's three (3) time failure of performance in any twelve (12) month period as described hereinabove), from time to time, and, therefore, Lessor may also elect, on not less than thirty (30) days prior written notice to Lessee (but not more often than twice (i.e., two (2) times) in any twelve
                  (12) month period), that, until further notice of at least ten
                  (10) days, any such obligation, liability or duty shall again be the responsibility of Lessee.

         52.3 The Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's (or, if Lessee is then current in paying for and or reimbursing the same, Lessee's) option, however, an amount may (and, if Lessee is entitled to and does so elect, shall) be estimated by Lessor from time to time of the annual Operating Expenses and the same shall be payable monthly, as Lessor shall designate, during each 12 month period of the Lease term (as extended), on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee, within 60 days after the expiration of each calendar year, a reasonably detailed statement showing the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 52.3 during the preceding year exceed the total amount of such Operating Expenses as indicated on such statement, Lessor shall be credited the amount of such over-payment against the Operating Expenses next becoming due. If Lessee's payments under this Paragraph 52.3 during the preceding year were less than the total amount of such Operating Expenses as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

         52.4 LESSEE'S RIGHT TO AUDIT. Lessee may, upon at least five days advance written notice to Lessor and during business hours, at an office reasonably designated by Lessor, examine Lessor's records relating to the Operating Expenses; provided, however, that Lessee shall only be entitled to such an examination once in each calendar year, and the examination shall not be conducted by anyone who is engaged on a contingent fee basis to represent Lessee or who is a competitor of Lessor. Property managers and commercial building owners shall be deemed competitors of Lessor. The person conducting the examination on behalf of Lessee shall enter into a confidentiality agreement in form and substance reasonably satisfactory to Lessor. In the event the examination discovers an overcharge in excess of four and one half percent (4.5%) of the Operating Expenses paid by Lessee during the year covered by the examination, Lessor shall reimburse Lessee for the actual reasonable cost incurred by Lessee due to the examination plus the overcharge, within thirty (30) days of receipt of demand therefor. In the event the examination fails to discover an overcharge in excess of four and one-half percent (4.5%) of the Operating Expenses covered by the examination, Lessee shall not reimburse Lessor for the any costs incurred by Lessor due to the examination or for any overcharge.

         52.5 ONE BUILDING. Notwithstanding anything contained herein to the contrary, in the event that Lessor is proceeding under provision (ii) rather than provision (i) of Paragraph 52 above, then, so long as Lessee (including any permitted sublessee or assignee) occupies one-hundred percent (100%) of at least one (1) of the two (2) buildings at the Premises, then Lessor's option to elect to perform Lessee's duties and obligations shall be limited to those obligations and duties which relate exclusively to or which can be performed exclusively on the other parcel (i.e., the parcel on which the building which Lessee occupies less than one-hundred percent (100%) of the building is located).

53.      SECURITY DEPOSIT:

         53.1 DELIVERY OF LETTER OF CREDIT. In lieu of depositing a Security Deposit under Paragraph 5 with Lessor, Lessee shall, on execution of this Lease, deliver to Lessor and cause to be in effect during the Lease term (as extended) and thereafter for a period of at least thirty (30) days (except as otherwise provided in this Paragraph 53) an unconditional, irrevocable standby letter of credit ("LOC") in the amount equal to the aggregate Base Rent payable during the first twelve (12) months of the Lease term (the "LOC Amount"), subject, however, to the following: For each fiscal year following the calendar year 2001 that Lessee's audited financial statements reflect a net income exceeding $1,000,000, the LOC Amount may be reduced by 20% of the original LOC Amount. Conversely, for each fiscal year that Lessee's audited financial statements reflect a net loss exceeding $500,000, the LOC shall be increased by 20% of the original LOC Amount; provided, however, that the total amount of the LOC need never exceed the original LOC Amount. Each LOC shall (a) reflect the form and content of Exhibit "C" attached hereto and incorporated herein by this reference and otherwise be in form and content reasonably acceptable to Lessor's Lender(s) or mortgagee(s), (b) be issued by an LOC Bank selected by Lessee and reasonably acceptable to Lessor, and (c) be confirmed by a bank selected by Lessor that has a local office in Orange County, California. An "LOC Bank" is a bank that accepts deposits, maintains accounts, has a local San Diego, California office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Lessee shall pay all costs, expenses, points, or fees, including without limitation reasonable attorneys' fees, (i) incurred by Lessee in obtaining and/or confirming, and/or (ii) incurred by Lessor in transferring, confirming, drawing on and/or enforcing, any LOC.

                  53.1.1 REPLACEMENT OF LETTER OF CREDIT. Lessee may, from time to time, and shall, at least thirty (30) days prior to any LOC expiration date which occurs prior to thirty (30) days after the expiration of the Lease term (as extended), replace any existing LOC with a new LOC which new LOC (a) becomes effective on or before the day after the expiration of the LOC that it replaces, (b) is in the required LOC Amount, (c) is issued by an LOC Bank reasonably acceptable to Lessor, and (d) otherwise complies with the requirements of this Paragraph 53.

                  53.1.2   LESSOR'S RIGHT TO DRAW ON LETTER OF CREDIT.

                           53.1.2.1 Lessor shall hold the LOC as security for the performance of Lessee's obligations under this Lease. If, after notice (as stated in this Lease) and failure to cure within the applicable period, if any, stated in this Lease, Lessee is in Default or Breach of any provision of this Lease, Lessor may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay any Rent or other sum in default, (b) pay or reimburse Lessor for any amount that Lessor may spend or become obligated to spend in exercising Lessor's rights under this Lease, or (c) compensate Lessor for any expense, loss, or damage that Lessor may suffer or incur because Lessee Defaults on or Breaches any provision of this Lease.

                           53.1.2.2 Other than an LOC which can only expire at least thirty (30) days after the end of the Lease term (as extended) and notwithstanding anything contained in this Lease to the contrary, if Lessee fails to renew or replace any LOC at least thirty
                           (30) days before its expiration, Lessor may immediately, without notice and without prejudice to any other remedy it has, draw on all of the LOC. Further, notwithstanding anything contained in this Lease to the contrary, Lessor may immediately, without notice and without prejudice to any other remedy it has, draw on all of the LOC in the event that Lessor does not receive possession of the Premises upon the expiration of the Lease term (as extended) or any earlier termination of this Lease.

                           53.1.2.3 Within ten (10) days of Lessee's receipt of notice from Lessor indicating that Lessor has drawn on an LOC in accordance with Subparagraph 53.1.2.1 above, Lessee shall provide to Lessor an amendment to the then current LOC (i) confirming that, notwithstanding any previous draws upon the same, the LOC Amount has been increased and replenished to the then required LOC Amount without any reduction as a result of any previous draw(s) thereon and (ii) otherwise in form and substance reasonably satisfactory to Lessor.

                  53.1.3 LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Lessor but not applied by Lessor pursuant to Subparagraph 53.1.2.2, as well as additions thereto pursuant to Paragraph 53.1.4, shall be held by Lessor as a security deposit ("LOC SECURITY DEPOSIT"), which may be applied by Lessor for the purposes described in provisions (a), (b), or (c) of Subparagraph 53.1.2.1.

                  53.1.4 CASH SECURITY DEPOSIT. Except as provided in Subparagraph 53.1.2.3 above, once an LOC (or any portion of it) has been drawn on and converted from the LOC to cash, thereafter it (or such portion of it) shall always be and remain a cash security deposit and a part of the LOC Security Deposit referred to in Paragraph 53.1.3. Lessee shall be required to replenish (and/or fund), in cash, any portion of the LOC Security Deposit used or applied in accordance with provisions (a), (b) or (c) of Subparagraph 53.1.2.1 (including without limitation all or any part of the LOC Amount initially drawn on the LOC and applied in accordance with said provisions (a), (b) or (c) of Subparagraph 53.1.2.1 which is not timely replenished in accordance with Subparagraph 5.3.1.2.3) immediately and, in any event, within ten (10) days of Lessee's receipt of Lessor's demand therefor.

                  53.1.5 EXCESS FUNDS. So long as Lessee is in compliance with all provisions of this Lease, if at any time the total amount available for draw under the LOC plus the amount of the LOC Security Deposit is greater than the LOC Amount as required in this Paragraph 53.1, then Lessor shall, immediately and, in any event, within ten (10) days of Lessor's receipt of Lessee's demand therefore, reduce the LOC Security Deposit and pay to Lessee a portion of or all, but not more than all, of the LOC Security Deposit such that after such payment the amount remaining for draw under the LOC plus the remaining LOC Security Deposit, if any, is equal to the required LOC Amount or such greater amount as remains available for draw under the LOC because Lessee has failed to reduce the LOC Amount as permitted by this Paragraph 53.1.

                  53.1.6 COMMINGLING OF FUNDS. Lessor shall not be required to keep the LOC Security Deposit separate from its general funds, and Lessee shall not be entitled to receive interest on the LOC Security Deposit.

                  53.1.7 RETURN OF FUNDS. Unless otherwise required by law, if Lessee complies with all the provisions of this Lease, the unused and unapplied portion of the LOC Security Deposit, if any, shall be returned to Lessee within thirty (30) days after the expiration of the Lease term (as extended) or sooner termination of this Lease and the surrender of possession of the Premises to Lessor in the condition required by this Lease.

         53.2 LESSOR'S TRANSFER OF LOC ON TRANSFER OF REAL PROPERTY. If Lessor transfers or mortgages its interest in the Premises, Lessor may transfer or assign the LOC and/or the LOC Security Deposit to Lessor's mortgagee or Lender or other transferee and thereupon be relieved of further responsibility and liability with respect to the LOC or the LOC Security Deposit, as long as the transferee agrees in writing to hold the LOC and/or LOC Security Deposit, as appropriate, under the provisions of this Paragraph 53. Additionally in this regard, Lessee acknowledges and agrees that the initial LOC, as well as any replacements to the same, shall, for so long as Lessor's mortgagee or Lender shall require, name such mortgagee(s) or Lender(s) as the beneficiary in lieu of Lessor. If Lessor fails to transfer or assign the LOC, Lessee shall not be required to replace the LOC until expiration of the LOC. If Lessor draws on the LOC after a transfer or an assignment, the mortgagee or the transferee shall pay to Lessee, within thirty (30) days from the date of the draw, the amount of the LOC. In accordance with Paragraph 53.1 above, any expense of transferring an LOC hereunder shall be borne solely by Lessee.

54.               ADDITIONAL MAINTENANCE AND REPAIR PROVISIONS:

        54.1 LESSEE'S OBLIGATIONS - IN GENERAL. Lessee acknowledges and understands that, pursuant to agreements with Lessor's lenders, financial partners or otherwise, Lessor is to be responsible for managing all aspects of the operations at the Premises, including without limitation leasing, management, maintenance (which maintenance, except as otherwise provided in this Lease, in general, and Paragraph 55, in particular, shall be limited to review, oversight and/or supervision Lessee's maintenance obligations and duties), accounting and tenant improvement work, in a professional and cost effective manner. Lessee further acknowledges and understands that, in connection with the foregoing, Lessor shall be required to prepare monthly reports of property operations for the Premises in sufficient detail for Lessor's lenders, financial partners and/or others to monitor the performance of the Premises. Therefore, monthly and at such other times as Lessor shall reasonably request, within thirty (30) days of Lessee's receipt of such request, Lessee shall, at no cost to Lessor, provide any and all information reasonably requested or needed in order to allow Lessor to perform its obligations and duties as well as comply with the requirements as described in this Paragraph 54.1.

         54.2 MAJOR CONTRACTS. Lessee acknowledges and agrees that, as a result of Lessor's agreements with its financial partners, lenders and/or otherwise, Lessor must have the right to approve Major Contracts. "Major Contracts" are defined as contracts that have material effect on the value of the Premises. Examples of Major Contracts include any contract to perform significant renovation or tenant improvement work as well as certain of the contracts to be obtained by Lessee pursuant to the terms of Paragraph 7.1(b). Therefore, prior to entering into any such contract, Lessee shall provide a copy of the same to Lessor for Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed.

         54.3 FURTHER ASSURANCES. In addition to the acts and deeds recited in this Paragraph 54 and contemplated to be performed, executed and/or delivered by Lessee to Lessor in connection therewith, Lessee agrees to perform, execute and/or deliver, from time to time, in any event within thirty (30) days of Lessor's written request therefor (and monthly thereafter, if Lessor and for so long as shall request but not beyond the expiration or termination of this Lease), any further deliveries and assurances and take such further actions as may be reasonably necessary to consummate the transactions contemplated by and/or satisfy the requirements of this Paragraph 54.

 55.     ASSIGNMENT AND SUBLETTING:

         55.1 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING. Upon any request by Lessee to transfer all or any part of the Premises, Lessor shall have the right to either
                  (a) permit the transfer on the conditions set forth in Paragraph 12 and any other commercially reasonable conditions Lessor may impose, or (b), if reasonable, deny Lessee's request, in which event this Lease shall continue in full force and effect and unmodified.

         55.2 CONDITIONS OF LESSOR'S CONSENT. As a condition to Lessor's prior written consent as provided in Paragraphs 12 and 55.1,
                  (a) Lessee shall, in addition to the fee set forth in Paragraph 12.2(e) of this Lease, pay, within ten (10) days of receipt of demand, Lessor's reasonable legal fees and costs incurred due to the transfer, (b) the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and (c) Lessee shall deliver to Lessor, promptly after execution, an executed copy of each transfer instrument and an agreement of said compliance by each transferee. As an additional condition of granting consent to a transfer, Lessee shall pay to Lessor 50% of all profits from the transfer. Profits are to be determined by deducting (from the total consideration paid directly or indirectly to or for the benefit of Lessee or its designee for the transferred interest) the reasonable costs of the transfer incurred by Lessee and subtracting the remaining rent obligation of Lessee at such time under this Lease. For purposes of determining all profits from the transfer, substance shall control over form such that Lessor may ignore any attempt by Lessee to inflate the purchase price of any other assets transferred in an attempt to conceal the profit on the transfer of the Lessee's interest in this Lease or otherwise. Sums payable hereunder shall be paid to Lessor as Rent as and when paid by the transferee to Lessee. Reasonable costs of a transfer shall include the actual, reasonable out-of-pocket costs and expenses, incurred solely by Lessee, in connection with the following: (i) tenant improvements to that portion of the Premises to be transferred to the transferee, to the extent such tenant improvements are for the transferee; (ii) rental abatement during the term of the sublease or assignment; (iii) brokerage commissions; (iv) plans, permits and processing costs relating to the transferee's tenant improvements in the Premises paid for by Lessee; (v) the outside counsel legal fees incurred by Lessee in documenting the transfer transaction; (vi) fees paid to Lessor or Lessor's agents in connection with the review and/or approval (or disapproval) of the sublease or assignment transaction; and (vii) and such other costs as are customarily incurred in such a transaction. Notwithstanding the foregoing, the parties acknowledge and agree that this Paragraph 55.2 shall not apply to an assignment or transfer with respect to which Lessor's prior written consent is not required as described in the second sentence of Paragraph 12.1(a).

56. OPTION TO EXTEND TERM: Subject to Paragraph 39, Lessor grants to Lessee one (1) option to extend the term of this Lease ("Extension Option") for a period of five (5) years ("Option Term"), subject to the conditions described in this Paragraph 56. Lessee shall have no other right to extend the term beyond the Option Term.

         56.1 CONDITIONS OF OPTION. The Extension Option is subject to the following conditions:

         (a) The Extension Option may be exercised only by written notice delivered by Lessee to Lessor as provided in this Paragraph 56 and only if and to the extent permitted by Paragraph 39 (see, for example, the limitations in Paragraph 39.4(a)).

         (b) Except as provided in the second sentence of Paragraph 12.1(a), the rights contained in this Paragraph 56 shall be personal to the originally named Lessee, and may (except as is otherwise specifically provided in the second sentence of Paragraph 12.1(a)) be exercised only by such originally named Lessee (and not any other assignee, sublessee, or other transferee of Lessee's interest in this Lease, except as is provided in the second sentence of Paragraph 12.1(a)) and only if such originally named Lessee (or an assignee or transferee identified in the second sentence of Paragraph 12.1(a)) occupies the entire Premises as of the date it exercises the Extension Option in accordance with the terms of this Paragraph 56.

         (c) Subject to the terms and provisions of Paragraph 39, if Lessee properly exercises the Extension Option, the term of this Lease, as it applies to the entire Premises then leased by Lessee, shall be extended for the Option Term.

         56.2 OPTION RENT. The Rent payable by Lessee during the Option Term ("Option Rent") shall be equal to the Fair Market Rental Value of the Premises as of the commencement date of the Option Term.

                  56.2.1 FAIR MARKET RENTAL VALUE. For purposes of this Paragraph 56, "Fair Market Rental Value" of the Premises shall be the rental rate, determined in accordance with this Paragraph 56.2, for Comparable Space as of the commencement of the Option Term. For this purpose, "Comparable Space" shall be space that is:

                           (a)      Not subleased;

                           (b)      Not leased to an entity related to the
                                    Landlord;

                           (c) Not subject to another tenant's expansion rights;

                           (d) Comparable in size, location, and quality to the Premises;

                           (e) Leased for a term comparable to the Option Term; and

                           (f) Located in Comparable Buildings. For this purpose, "Comparable Buildings" shall be R&D and other similar buildings, that are comparable in age, location, quality of construction and amenities, located in the Sorrento Mesa area of the City of San Diego.

                  56.2.2 RENTAL RATE OF COMPARABLE SPACE. In determining the rental rate of Comparable Space, the parties shall include all escalations and take into consideration the following concessions:

                           (a) Rental abatement concessions, if any, being granted to tenants in connection with the Comparable Space;

                           (b) Tenant improvements or allowances provided or to be provided for the Comparable Space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements; and

                           (c)      All other monetary and non-monetary
                                    concessions, if any, generally being granted to tenants in connection with the Comparable Space.

                  56.2.3. ADJUSTMENT FOR TENANT IMPROVEMENT ALLOWANCE. If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of Comparable Space include a tenant improvement allowance and/or other concessions, Lessor may, at Lessor's sole option, elect to do the following:

                           (a) Grant some or all of the value of the tenant
improvement allowance and/or other concessions as an allowance for the refurbishment of the Premises and/or other concessions; and/or

                           (b) Reduce the base rent component of the Fair Market
Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance and/or other concessions that Lessor has elected not to grant to Lessee (in which case that portion of the tenant improvement allowance and/or other concessions evidenced in the effective rental rate shall not be granted to Lessee).

         56.3 EXERCISE OF OPTION. The Extension Option must be exercised by Lessee, if at all, only at the time and in the manner provided in this
         Section 56.3.

                  56.3.1 INTEREST NOTICE. If Lessee wishes to exercise the Extension Option, Lessee shall deliver written notice ("Interest Notice") to Lessor no less than nine (9) months before the expiration of the Original Term.

                  56.3.2 OPTION RENT NOTICE. After receipt of Tenant's Interest Notice, Lessor shall deliver notice ("Option Rent Notice") to Lessee no less than eight (8) months before the expiration of the Original Term, stating the Option Rent, based on Lessor's determination of the Fair Market Rental Value of the Premises as of the commencement date of (as well as thereafter throughout) the Option Term.

                  56.3.3 EXERCISE NOTICE. If Lessee wishes to exercise the Extension Option, Lessee must, on or before the earlier of (a) the date occurring seven (7) months before the expiration of the Original Term or (b) the date occurring fifteen (15) days after Lessee's receipt of the Option Rent Notice, exercise the Extension Option by delivering written notice ("Exercise Notice") to Lessor.

                  56.3.4 OBJECTION TO OPTION RENT. If Lessee wishes to contest the Option Rent stated in an Option Rent Notice, Lessee must provide, with the Exercise Notice, written notice to Lessor that Lessee objects to the stated Option Rent. If Lessee provides such written objection, the parties shall follow the procedure described in Paragraph 56.5, and the Option Rent shall be determined as set forth in that paragraph.

                  56.3.5 FAILURE TO DELIVER TIMELY NOTICE. If Lessee fails to deliver a timely Interest Notice or Exercise Notice, Lessee shall be considered to have elected not to exercise the Extension Option.

         56.4 AMENDMENT TO LEASE. Subject to Paragraph 56.5.2 below, if Lessee timely exercises the Extension Option, Lessor and Lessee shall, within fifteen (15) days after the Option Rent is determined under this Paragraph 56, including without limitation Paragraph 56.5, execute an amendment to this Lease extending the term of this Lease, for the First Option Term on the terms and conditions set forth in this Paragraph 56.

         56.5 RESOLVING DISAGREEMENT OVER FAIR MARKET RENTAL VALUE. If Lessee timely and effectively objects to Lessor's determination of Fair Market Rental Value under Paragraph 56.3.4, the disagreement shall be resolved under this Paragraph 56.5.

                  56.5.1 NEGOTIATED AGREEMENT. Lessor and Lessee shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth (10th) business day after Lessee's objection to the Fair Market Rental Value ("Outside Agreement Date").

                  56.5.2 PARTIES' SEPARATE DETERMINATIONS OR RESCISSION. If Lessor and Lessee fail to reach agreement on or before the Outside Agreement Date, Lessor and Lessee shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination (which, if necessary, shall be the determination used in Paragraph 56.5.2.1) within five (5) business days after the Outside Agreement Date or Lessee may, instead, elect to rescind its exercise of the Option by notifying Lessor of its election to rescind within said five (5) business day period.

                           56.5.2.1 TWO DETERMINATIONS. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with Paragraph 56.5.3.


                           56.5.2.2 ONE DETERMINATION. If Lessor or Lessee fails to make a determination of the Fair Market Rental Value within the five (5) business day period, that failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five (5) business day period by the other party.

                           56.5.2.3 RESCISSION. If Lessee timely rescinds its exercise of the Extension Option, the Extension Option shall then lapse, expire and, therefore, be of no further force or effect.

                  56.5.3 ARBITRATION. If both parties make timely individual determinations of the Fair Market Rental Value under Paragraph 56.5.2, the Fair Market Rental Value shall be determined by arbitration under this Paragraph 56.5.3.

                           56.5.3.1. SCOPE OF ARBITRATION. The determination of the arbitrator(s) shall be limited to the sole issue of the amount of the Fair Market Rental Value, taking into account the requirements of Paragraph 56.2.

                           56.5.3.2 QUALIFICATIONS OF ARBITRATOR(S). Each arbitrator must be a licensed MAI Certified real estate appraiser who has been active in the appraisal of commercial properties in the San Diego area over the five-year (5-year) period ending on the date of his or her appointment as arbitrator.

                           56.5.3.3 PARTIES' APPOINTMENT OF ARBITRATORS. Within fifteen (15) days after the Outside Agreement Date, Lessor and Lessee shall each appoint one arbitrator and notify the other party of the arbitrator's name and business address.

                           56.5.3.4 APPOINTMENT OF THIRD ARBITRATOR. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Lessor and Lessee of the arbitrator's name and business address.

                           56.5.3.5 ARBITRATORS' DECISION. Within thirty (30) days after the Outside Agreement Date, the three (3) arbitrators shall decide on the amount of the Fair Market Rental Value and, if the majority of the three
                           (3) arbitrators cannot timely agree, then, within thirty (30) days after the appointment of the third arbitrator, the third arbitrator alone shall determine the Fair Market Rental Value and the three
                           (3) arbitrators or the third arbitrator, as appropriate, shall notify Lessor and Lessee of their or his or her decision. The decision of the majority of the three (3) arbitrators timely made shall be binding on Lessor and Lessee; otherwise, the decision of the third arbitrator above shall be binding on the parties.

                           56.5.3.6 IF ONLY ONE ARBITRATOR IS APPOINTED. If either Lessor or Lessee fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date (and Lessee has not elected to rescind its exercise of the Extension Option), the arbitrator timely appointed by one of them shall reach a decision as to the amount of the Fair Market Rental Value and notify Lessor and Lessee of that decision within thirty (30) days after the arbitrator's appointment and, therefore, the same shall be the Fair Market Rental Value. The arbitrator's decision shall be binding on Lessor and Lessee.

                           56.5.3.7 IF ONLY TWO ARBITRATORS ARE APPOINTED. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the commercial arbitration rules of American Arbitration Association; provided, however, that in the event of any inconsistency between such arbitration rules and the terms and conditions of this Paragraph 56, the terms and conditions of this Paragraph 56 shall govern.

                           56.5.3.8 IF NO ARBITRATOR IS APPOINTED. If Lessor and Lessee each fail to appoint an arbitrator in a timely manner (and Lessee does not elect to rescind its exercise of the Extension Option), the matter to be decided shall be submitted without delay to binding arbitration under the commercial arbitration rules of American Arbitration Association, subject to the provisions of this Paragraph 56.5 other than those provisions requiring the selection of one or the other of Lessor's or Lessee's determination of the Fair Market Rental Value as closest to the Fair Market Rental Value and, therefore, using the same as the Fair Market Rental Value.

                           56.5.3.9 COST OF ARBITRATION. The cost of the arbitration shall be paid and borne as follows:
                           Except as otherwise provided herein, each party shall bear its own costs and expenses, including without limitation any fees to be paid to the arbitrator selected by the party; the fee of the third arbitrator, if any, shall be split equally between the parties; and all costs and expenses of and fees charged by the American Arbitrator Association, if any, shall be split equally between the parties.

57. SUBDIVISION: The Premises, as shown on Exhibit "A," are part of a "Subdivision." The Subdivision totals approximately 36.2 net acres, as shown on Exhibit "B" (See lots 1-11); the Premises are lots 6 and 7. The Subdivision is governed by, among other instruments, covenants, conditions and restrictions ("CC&R's"). The owner of each lot is responsible for its pro rata share of expenses applicable to the Subdivision. Lessor (if Lessor is responsible under the CC&R's) or the developer of the Subdivision (if the developer is responsible) or such other third party who is responsible under the CC&R's or other operative documents (collectively, "Responsible Party") is to maintain the common areas of the Subdivision in good order, condition and repair. Lessee shall pay, as additional Rent, within ten (10) days of Lessee's receipt of Lessor's written demand, all costs and expenses incurred by Lessor or for which Lessor is legally responsible in connection with the operation, maintenance and/or repair of the common areas of the Subdivision. Additionally, in the event that Lessor shall so elect, in a written notice directed to Lessee, Lessee shall, commencing not sooner than ten (10) days after the Lessee's receipt of such notice, perform and be responsible for any and all obligations, liabilities and duties of Lessor under the CC&Rs and other operative documents, from time to time, to the extent directed to do so by and until further notice from Lessor or the sooner expiration or termination of this Lease.

58. NOTICE OF SALE: In the event that Lessor shall elect to market the Premises for sale, Lessor shall endeavor to notify Lessee of the same not less than thirty (30) days prior to publicly beginning such marketing efforts. However, in the event that Lessor shall, for any reason, fail to give the notice contemplated by this Paragraph 58, Lessee shall have no right or remedy therefor, Lessor shall not be default under this Lease and, therefore, Lessor shall have no additional obligation, liability or duty. In the event Lessor does notify Lessee pursuant to this Paragraph 58, Lessee shall keep any and all marketing information, including without limitation any proposed purchase price or other financial data, provided by Lessor confidential.

59. TERM: The Original Term is defined in the Basic Provisions (see Paragraph 1.3). Paragraph 1.3 refers to this Paragraph for the purposes of establishing the Commencement Date and the Expiration Date. The parties acknowledge and agree that the Commencement Date shall be the day that title to the Premises is transferred of record by Lessee to Lessor and that the Expiration Date shall be the day before the seventh anniversary of the Commencement Date. Upon Lessor's or Lessee's request, Lessee and Lessor shall execute an amendment to this Lease or other appropriate instrument confirming and setting forth the Commencement Date and the Expiration Date.

60. LANDLORD'S STATEMENT. Lessor shall, within ten (10) days after receipt of written request from Lessee, execute a statement certifying (i) that, to Lessor's knowledge without any duty of inquiry or investigation, the Lease, as modified, if modified, is in full force and effect, and (ii) the date to which Base Rent has been paid in advance.

                                   EXHIBIT "A"

                                  THE PREMISES

                                   [ATTACHED]




                                       MAP

                                   EXHIBIT "B"

                                   THE PROJECT

                                   [ATTACHED]





                                       MAP

                                   EXHIBIT "C"

                            FORM OF LETTER OF CREDIT

                                   [ATTACHED]

                       Draft for discussion purposes only

                  TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
                          525 Market Street, 25th Floor
                         San Francisco, California 94105

                          IRREVOCABLE LETTER OF CREDIT

BENEFICIARY:
________________________                      Letter of Credit No. NZS__________
________________________                      Date:_____________, 1999



Ladies and Gentlemen:

         At the request and for the account of
_________________________________________, we hereby establish our irrevocable
Letter of Credit in your favor in the amount of _______________________ United States Dollars (US $____.00). This Letter of Credit may be drawn at our above office by presentation to us at sight of your signed and dated statement worded as follows (with instructions therein brackets complied with):

         "The undersigned, an authorized representative of [insert name of lessor] (the "Lessor"), hereby certifies that the amount of the draft drawn on Wells Fargo Bank, N.A. is the amount due us under that certain Lease Agreement signed by and between ______________________ (the "Lessee") and the Lessor."

         Partial and multiple drawings are permitted under this Letter of Credit.

         Each draft must be marked "DRAWN UNDER WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. NZS ___________.

         This Letter of Credit expires at our above office on July 20, 1999 but shall be automatically extended, without written amendment, to July 20 in each succeeding calendar year unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice, which expiration date will be July 20, 1999 or any subsequent July 20, and be at least thirty
(30) calendar days after the date we send you such notice.

         Upon our sending you such notice of non-renewal of the expiration date of this letter of credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

         THIS IS AN INTEGRAL PART OF THIS LETTER OF CREDIT NO. NZS ________

         "The undersigned, an authorized representative of [insert name of lessor] (the "Lessor"), hereby certifies that (a) we have received notice from Wells Fargo Bank, N.A. that Letter of Credit Number NZS_______ will not be renewed and (B) ______________ (the "Lessee"), has failed to secure and deliver to the Lessor a replacement Letter of Credit in form and substance satisfactory to the Lessor."

         This Letter of Credit is transferable. Transfer may be effected only through ourselves and only upon payment of our usual transfer fee and upon presentation to us at our above-specified office of a duly executed instrument of transfer in form and substance acceptable to us together with the original of this Letter of Credit. Transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office.

         If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions.

         Except as expressly stated herein, the obligation under this Letter of Credit is the obligation of the bank and is not subject to any condition or qualification and is not contingent on the ability of the bank to perfect a lien, security interest or obtain any other reimbursement.

         This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") and the laws of the State of California, and, in the case of any conflict between such laws and the UCP, the laws of the State of California will control.

         We hereby engage with you that each draft drawn and presented to us in compliance with the terms and provisions of this Letter of Credit will be duly honored by payment to you of the amount requested.

                                         Very truly yours,

                                         WELLS FARGO BANK, N.A.


                                         By:
                                             --------------------------------
                                                  (Authorized Signature)